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                                                                      Exhibit 7B

Executive Officer and Directors of United Leisure Corporation

Directors:   Harry Shuster
             Brian Shuster
             Alvin Alexander
             Alvin Cassel
             J. Brooke Johnston


Officers:    Harry Shuster   Chairman, President and Chief
                                Executive Officer

             Alvin Cassel    Secretary and Treasurer

             The business address for the foregoing individuals is 1990 Westwood Boulevard, Penthouse, Los Angeles, CA 90025.